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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Immune Response Corporation
Carlsbad, California

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-101086, File No. 333-64526, File No. 333-81945, File No. 333-106812, File No. 333-103957, File No. 333-116826, File
No. 333-116828) and Forms S-3 (File No. 333-101856, File No. 333-46872, File No.
333-58096, File No. 333-92603, File No. 333-94257, File No. 333-83195, File No.
333-110092, File No. 333-115678) of our report dated March 15, 2005 relating to the consolidated financial statements of The Immune Response Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Our report contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

/s/ Levitz, Zacks & Ciceric
Certified Public Accountants
San Diego, California
March 24, 2005